Exhibit 99.1

Editorial Contact:	Investor Contact:
Ally Zwahlen	Jane Underwood
ally_zwahlen@securecomputing.com	jane_underwood@securecomputing.com
925-207-4573	408-979-6186

Secure Computing Reports Q3 2008 Results

SAN JOSE, Calif., October 27, 2008 – Secure Computing Corporation (Nasdaq: SCUR), a leading enterprise security company, today announced third quarter GAAP revenue of $63.0 million. This represents a 5% increase in revenue compared to $60.0 million in the same quarter last year. Third quarter non-GAAP revenue was $64.7 million. This represents a 1% decrease compared to the same quarter last year. On a GAAP basis, net income was $47.4 million for the quarter or $0.63 per fully diluted share. Third quarter non-GAAP net income was $5.5 million or $0.07 per fully diluted share.

SafeWord Divestiture Outlook Adjustments:

Our third quarter outlook guidance provided on July 28, 2008 included our expectations for our SafeWord product line for the full quarter. Adjusted to reflect this divestiture as of the closing date of September 4, 2008, our GAAP revenue outlook would have been between $58 and $62 million, our GAAP net loss outlook would have been between $7 and $9 million, our non-GAAP revenue outlook would have been between $61 and 65 million, and our non-GAAP earnings per share outlook would have been between $0.02 and $0.04 per share, respectively.

Third Quarter Financial Highlights:

•	Total cash and restricted cash was $50.3 million at September 30, 2008. Cash generated from operations in the quarter was $11.3 million.

•

GAAP revenue for the third quarter was $63.0 million, which is a 5% increase compared to $60.0 million in the same quarter last year. Non-GAAP revenue for the third quarter was $64.7 million and represents a 1% decrease compared to the same quarter last year.

•

GAAP gross profit in the third quarter was 69% of revenue or $43.7 million compared to 72% of revenue or $43.1 million in the same quarter last year. Non-GAAP gross profit in the third quarter was 73% of revenue or $47.4 million. These non-GAAP results compare to 77% of non-GAAP revenue, or $50.0 million, in the year ago quarter and 70% of non-GAAP revenue, or $48.6 million, in the prior quarter.

•

GAAP operating expenses for the third quarter were $61.4 million, or 98% of revenue, which includes a goodwill impairment charge of $15.4 million. These GAAP results compare to $47.9 million or 80% of revenue in the same quarter last year. Non-GAAP operating expenses for the third quarter were $41.2 million or 64% of non-GAAP revenue. These non-GAAP results compare to 63% of non-GAAP revenue in both the year ago and prior quarter.

•

GAAP operating loss for the third quarter was $17.6 million compared to $4.9 million in the same quarter last year. Non-GAAP operating income for the third quarter was $6.2 million or 10% of non-GAAP revenue, compared to 13% in the same quarter last year and 7% in the prior quarter.

•

GAAP net income for the third quarter was $46.4 million, or $0.63 per fully diluted share, which includes a goodwill impairment charge of $15.4 million and the gain on the divestiture of the SafeWord product line of $68.3 million, net of tax. These GAAP results compare to GAAP net loss of $11.0 million or $0.17 per share in the same quarter last year. Non-GAAP net income for the third quarter was $5.5 million or $0.07 per fully diluted share, compared to non-GAAP net income of $6.4 million or $0.09 per fully-diluted share in the year ago quarter.

•

Deferred revenue decreased $10.3 million, or 6%, in the third quarter bringing the total deferred revenue balance to $175.1 million at the end of September. The SafeWord divestiture accounted for an $11.3 million decrease in deferred revenue for the third quarter.

•

Days sales outstanding (DSOs) were 77 days. As we have experienced in previous quarters, the change in DSOs from the prior quarter correlates to the change in deferred revenue. Excluding the impact of the increase in deferred revenue, DSOs were 75 days.

About Secure Computing

Secure Computing (Nasdaq: SCUR), a leading provider of enterprise gateway security, delivers a comprehensive set of solutions that help customers protect their critical Web, email and network assets. Over half of the Fortune 50 and Fortune 500 are part of our more than 22,000 global customers, supported by a worldwide network of more than 2,000 partners. The company is headquartered in San Jose, Calif., and has offices worldwide. For more information, see http://www.securecomputing.com.

Use of Non-GAAP Financial Measures

Secure Computing provides financial statements that are prepared in accordance with GAAP. In addition, this press release also provides financial measures of results of operations that are not calculated in accordance with GAAP. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our historical and prospective financial performance and make operating decisions. Management also believes that these non-GAAP financial measures enhance investors’ ability to evaluate the company’s operating results and to compare current operating results to historical operating results. A reconciliation of the GAAP to non-GAAP financial measures for the third quarter, along with the use and economic substance of each non-GAAP financial measure, are provided at the end of this press release.

Condensed Consolidated Statement of Operations

(Unaudited, in thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Products	$30,244	$31,006	$88,011	$91,899
Services	19,462	18,992	60,435	54,901
Other (See Note)	13,250	10,020	36,917	24,638

Total revenues	62,956	60,018	185,363	171,438

Cost of revenues:
Products	11,150	9,570	32,902	28,127
Services	3,968	4,020	12,604	12,151
Other (See Note)	2,168	1,446	5,985	3,934
Amortization of purchased intangibles	1,923	1,924	5,771	5,905

Total cost of revenues	19,209	16,960	57,262	50,117

Gross profit	43,747	43,058	128,101	121,321

Operating expenses:
Selling and marketing	26,673	29,692	88,036	87,794
Research and development	12,432	11,207	37,163	32,932
General and administrative	4,670	4,310	15,619	11,702
Amortization of purchased intangibles	2,197	2,712	6,711	8,265
Litigation settlement	—	—	9,180	—
Goodwill impairment	15,424	—	15,424	—

Total operating expenses	61,396	47,921	172,133	140,693

Operating loss	(17,649)	(4,863)	(44,032)	(19,372)

Gain on sale of SafeWord product line	70,701	—	70,701	—
Other expense	(2,866)	(1,576)	(4,722)	(5,593)

Income/(loss) before income tax	50,186	(6,439)	21,947	(24,965)

Income tax expense	(2,832)	(3,613)	(4,018)	(6,610)

Net income/(loss)	47,354	(10,052)	17,929	(31,575)

Preferred stock accretion	(989)	(943)	(2,921)	(2,781)

Net income/(loss) applicable to common shareholders	$46,365	$(10,995)	$15,008	$(34,356)

Basic earnings/(loss) per share	$0.68	$(0.17)	$0.22	$(0.52)
Weighted average shares outstanding – basic	68,241	66,268	67,859	65,772
Diluted earnings/(loss) per share	$0.63	$(0.17)	$0.24	$(0.52)
Weighted average shares outstanding – basic and diluted	74,803	66,268	74,843	65,772

NOTE: For certain multiple-element arrangements we are unable to establish vendor specific objective evidence (VSOE) of fair value for the undelivered bundled elements and are therefore unable to allocate the value of the arrangement between Products and Services Revenue and have reported these revenues and corresponding cost of revenues as ‘Other’.

Condensed Consolidated Balance Sheets

(In thousands)

	Sep. 30, 2008	Dec. 31, 2007
Assets
Cash and cash equivalents	$40,633	$12,084
Restricted cash	9,664	507
Accounts receivable, net	53,851	64,056
Inventory, net	5,505	6,725
Other current assets	16,737	16,464

Total current assets	126,390	99,836

Property and equipment, net	20,013	18,595
Goodwill	512,865	528,264
Intangibles, net	49,262	61,494
Other assets, net of current portion	12,209	10,560

Total assets	$720,739	$718,749

Liabilities and stockholders’ equity
Accounts payable	9,243	12,567
Accrued payroll	9,829	9,886
Accrued expenses	15,725	7,891
Acquisition reserves	464	1,012
Deferred revenue	118,716	98,751

Total current liabilities	153,977	130,107

Acquisition reserves, net of current portion	569	721
Deferred revenue, net of current portion	56,380	69,429
Deferred tax liability	9,957	8,729
Debt, net of fees	—	41,461
Other liabilities	2,583	1,359

Total liabilities	223,466	251,806

Convertible preferred stock	72,202	69,281

Stockholders’ equity
Common stock	685	673
Additional paid-in capital	576,641	564,108
Accumulated deficit	(151,020)	(166,028)
Accumulated other comprehensive loss	(1,235)	(1,091)

Total stockholders’ equity	425,071	397,662

Total liabilities and stockholders’ equity	$720,739	$718,749

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Nine months ended September 30,
	2008	2007
Operating activities
Net income/(loss)	$17,929	$(31,575)

Adjustments to reconcile net income/(loss) from continuing operations to net cash provided by operating activities:
Depreciation	7,567	5,327
Amortization of intangible assets	13,110	14,768
Loss on disposals of property and equipment and intangible assets	104	160
Gain on divestiture of SafeWord product line	(71,104)	—
Amortization of debt fees	2,539	348
Deferred income taxes	(290)	3,701
Share-based compensation	9,783	12,361
Goodwill impairment	15,424	—

Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	10,195	4,007
Inventories	7	(1,291)
Other operating assets	(1,976)	(2,103)
Accounts payable	(2,927)	272
Accrued payroll	(57)	(1,440)
Accrued expenses	8,888	2,281
Acquisition reserves	(255)	(867)
Deferred revenue	18,233	31,487

Net cash provided by operating activities	27,170	37,436

Investing activities
Proceeds from divestiture of SafeWord product line	63,020	—
Purchase of property and equipment, net	(9,828)	(8,896)
Increase in intangibles and other assets	(1,127)	(3,400)
Purchases of investments, net	(9,163)	(8)

Net cash provided by/(used) in investing activities	42,902	(12,304)

Financing activities
Proceeds from issuance of common stock	2,580	7,344
Repayment of term debt	(44,000)	(32,000)

Net cash used in financing activities	(41,420)	(24,656)

Effect of exchange rates	(103)	1,445

Net increase in cash and cash equivalents	28,549	1,921
Cash and cash equivalents, beginning of period	12,084	8,249

Cash and cash equivalents, end of period	$40,633	$10,170

Reconciliation of Consolidated GAAP Financial

Measures to Non-GAAP Financial Measures

(Unaudited, in thousands, except per share amounts)

			Three Months Ended September 30,		Nine Months Ended September 30,
			2008	2007	2008	2007
NET REVENUES:
GAAP net revenues			$62,956	$60,018	$185,363	$171,438
Fair value adjustment to acquired deferred revenue	(A	)	909	1,952	3,267	8,693
VSOE adjustments to bundled product revenue	(B	)	877	3,266	10,946	9,313

Non-GAAP net revenues			$64,742	$65,236	$199,576	$189,444

GROSS PROFIT:
GAAP gross profit			$43,747	$43,058	$128,101	$121,321
Fair value adjustment to acquired deferred revenue	(A	)	909	1,952	3,267	8,693
VSOE adjustments to bundled product revenue	(B	)	583	2,761	7,084	6,700
Stock-based compensation	(C	)	275	277	669	881
Amortization of acquired intangible assets	(D	)	1,923	1,924	5,771	5,905
Non-recurring expenses	(E	)	—	—	189	—

Non-GAAP gross profit			$47,437	$49,972	$145,081	$143,500

OPERATING EXPENSES:
GAAP operating expenses			$61,396	$47,921	$172,133	$140,693
Stock-based compensation	(C	)	(2,550)	(4,027)	(9,114)	(11,480)
Amortization of acquired intangible assets	(D	)	(2,197)	(2,712)	(6,711)	(8,265)
Non-recurring expenses	(E	)	—	—	(3,897)	—
Litigation	(F	)	—	—	(9,180)	—
Goodwill impairment	(G	)	(15,424)	—	(15,424)	—

Non-GAAP operating expenses			$41,225	$41,182	$127,807	$120,948

OPERATING (LOSS)/INCOME:
GAAP operating loss			$(17,649)	$(4,863)	$(44,032)	$(19,372)
Fair value adjustment to acquired deferred revenue	(A	)	909	1,952	3,267	8,693
VSOE adjustments to bundled product revenue	(B	)	583	2,761	7,084	6,700
Stock-based compensation	(C	)	2,825	4,304	9,783	12,361
Amortization of acquired intangible assets	(D	)	4,120	4,636	12,482	14,170
Non-recurring expenses	(E	)	—	—	4,086	—
Litigation	(F	)	—	—	9,180	—
Goodwill impairment	(G	)	15,424	—	15,424	—

Non-GAAP operating income			$6,212	$8,790	$17,274	$22,552

NET (LOSS)/INCOME:
GAAP net income/(loss)			$47,354	$(10,052)	$17,929	$(31,575)
Fair value adjustment to acquired deferred revenue	(A	)	909	1,952	3,267	8,693
VSOE adjustments to bundled product revenue	(B	)	583	2,761	7,084	6,700
Stock-based compensation	(C	)	2,825	4,304	9,783	12,361
Amortization of acquired intangible assets	(D	)	4,120	4,636	12,482	14,170
Non-recurring expenses	(E	)	2,359	—	6,445	—
Litigation	(F	)	—	—	9,180	—
Goodwill impairment	(G	)	15,424	—	15,424	—
Impact of SafeWord divestiture	(H	)	(68,332)	—	(68,332)	—
Non-cash tax expense	(I	)	266	2,833	1,196	4,519

Non-GAAP net income			$5,508	$6,434	$14,458	$14,868

WEIGHTED AVERAGE SHARES OUTSTANDING:
Weighted average shares outstanding - basic			68,241	66,268	67,859	65,772
Common stock equivalents	(J	)	272	1,456	694	1,266
Preferred stock as-if converted to common stock	(K	)	6,290	5,987	6,290	5,987

Shares used to compute net income per share - diluted			74,803	73,711	74,843	73,025

Non-GAAP net income per share - diluted	(L	)	$0.07	$0.09	$0.19	$0.20

Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our historical and prospective financial performance and make operating decisions. We believe that presentation of the non-GAAP financial measures presented above is useful to an investors’ ability to evaluate the company’s operating results from management’s perspective and to compare current operating results to historical operating results. Disclosure of these non-GAAP financial measures also facilitates comparisons of our operating performance with the performance of other companies in our industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner. Our management adjusts for each of the items noted above for the reasons described below.

(A) Fair value adjustment to acquired deferred revenue. Non-GAAP revenues and gross profit include revenues associated with acquired deferred revenue that were excluded from GAAP revenue and gross profit as a result of purchase accounting adjustments to fair value. In our non-GAAP measures we have included these revenues and costs because we believe they are most reflective of our ongoing operating results and are useful for comparisons to historical operating performance. We further believe the impact of these purchase accounting adjustments will become immaterial in the near-term.

(B) VSOE adjustment to bundled product revenue. GAAP revenue and gross profit is negatively impacted by product billings that were deferred because we were unable to establish VSOE of fair value of the undelivered elements that were sold with the product. Non-GAAP revenues and gross profit presented above have been adjusted to include revenues and gross profits that would have been reported had we been able to establish VSOE of fair value of the undelivered elements that were sold with those product billings. We believe these adjustments are most reflective of our ongoing operations in the current period and are useful for comparisons to historical operating performance. We further believe the impact of this item on our GAAP revenues and gross profit will become immaterial in the future.

(C) Share-based compensation. Consists of expenses for employee stock options, restricted stock awards, and employee stock purchase plan determined in accordance with SFAS 123(R). We exclude these share-based compensation expenses when we review our operating performance because they represent compensation expense in the form of equity, rather than cash, and are not indicative of how we view our historical and prospective operational performance. Further, we believe it is useful to investors to understand the impact of the application of SFAS 123(R) to our results of operations. For the three and nine months ended September 30, 2008 and 2007, share-based compensation was allocated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cost of revenues	$275	$277	$669	$881
Selling and marketing	1,133	2,490	4,653	6,907
Research and development	769	838	2,723	2,773
General and administrative	648	699	1,738	1,800

Total stock-based compensation expense	$2,825	$4,304	$9,783	$12,361

(D) Amortization of purchased intangible assets. The amounts recorded as amortization of purchased intangible assets arise from prior acquisitions and are non-cash in nature. We exclude these expenses when we review our operating performance because we believe that although these assets contribute to our revenue generating activities, they can be inconsistent in amount and frequency and are impacted by the timing and magnitude of our acquisitions. Further, they are not indicative of how we view our operating performance in the period incurred and in comparison to historical and prospective periods. For the three and nine months ended September 30, 2008 and 2007, amortization of purchased intangibles was allocated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cost of revenues	$1,923	$1,924	$5,771	$5,905
Operating expenses	2,197	2,712	6,711	8,265

Total amortization of intangible assets	$4,120	$4,636	$12,482	$14,170

(E) Non-recurring expenses. These amounts arise from severance due to corporate organization restructurings, legal fees incurred defending a patent lawsuit, and the write-off of deferred financing fees associated with the term debt. We exclude these amounts because we believe they are not reflective of how we view our operating performance in the period incurred, are not recurring in nature and are not meaningful in evaluating our operating performance in comparison to historical operating performance. There were no non-recurring expenses incurred for the three and nine months ended September 30, 2007. For the three and nine months ended September 30, 2008, non-recurring (income)/expenses were allocated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cost of revenues	$—	$—	$189	$—
Selling and marketing	—	—	876	—
Research and development	—	—	316	—
General and administrative	—	—	2,705	—
Other (income)/expense	2,359	—	2,359	—

Total non-recurring (income)/expense	$2,359	$—	$6,445	$—

(F) Litigation. This amount represents the estimated royalty damages approved in the jury’s verdict for the Finjan patent lawsuit. We exclude this expense in our non-GAAP operating results because we believe it is not reflective of how we view our operating performance in the period incurred and is not recurring in nature.

(G) Goodwill impairment. This amount represents the estimated goodwill impairment charge determined by management as a result of the FAS 142 impairment analysis performed during the third quarter which was based on McAfee’s purchase price as noted in the definitive agreement to be acquired by McAfee. We exclude this expense in our non-GAAP operating results because we believe it is not reflective of how we view our operating performance in the period incurred and is not recurring in nature.

(H) Impact of SafeWord divestiture. This amount represents the tax affected gain on the divestiture of the SafeWord product line. We exclude this amount in our non-GAAP results because we believe it is not reflective of how we view our operating performance in the period recognized and it is not recurring in nature.

(I) Non-cash tax expense. These amounts represent the impact from the utilization of purchased net operating loss carry forwards and an increase in the valuation allowance that has been established against our net deferred tax asset. We exclude these expenses because they are non-cash expenses that we believe are not reflective of how we view our operating performance

(J) Common stock equivalents. Represents the common stock equivalents for stock options and restricted stock outstanding at the end of the reported period.

(K) Preferred stock as-if converted to common stock. Represents the as-if conversion of outstanding preferred shares to common shares at the end of the reported period.

(L) Non-GAAP net income per share. Excludes the impact of preferred stock accretion.

Material Limitations Associated with Use of Non-GAAP Financial Measures

The non-GAAP financial measures provided in this press release may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations in relying on these non-GAAP measures are:

•

Items such as fair value adjustments to acquired deferred revenue and VSOE adjustments to our product revenue, do not generate additional cash and therefore should not be considered in analyzing cash flows.

•

Items such as non-recurring expenses, litigation expenses, and non-recurring tax expenses that are excluded from non-GAAP operating results can have a material impact on cash flows and earnings per share.

•

The adjustments for items such as stock-based compensation, amortization of acquired intangible assets, and tax impact of NOL utilization, though not directly affecting our cash position, do affect earnings per share.

•	Other companies may calculate these non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations on our use of non-GAAP financial measures by primarily relying on our GAAP results and using non-GAAP financial measures only supplementally. We also provide detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and we encourage investors to carefully review those reconciliations.